UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 19, 2009

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Executive Officer Compensation – 2008 Cash Bonus, 2009 Salaries

a. No Cash Bonus Payout

On February 19, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Cypress Semiconductor Corporation determined that there would be no incentive cash bonus payouts to the Company’s executive officers with respect to the fourth fiscal quarter and fiscal year ended December 28, 2008. The determination was made based on calculations in accordance with the terms of Cypress’ Key Employee Bonus Plan (“KEBP”) and the Performance Profit Sharing Bonus Plan (“PPSP”).

The calculations were based upon the Company’s financial performance and each executive’s performance in the fourth fiscal quarter of 2008 and for the fiscal year ended December 28, 2008. The performance measures required for KEBP payout include the Company’s actual non-GAAP fully diluted earnings per share versus the 2008 annual operating plan as well as the individuals performance to various strategic, operational and financial goals established for each executive at the commencement of the quarter, and for the fiscal year. The performance measures required for PPSP payout include the Company’s non-GAAP fully diluted earnings per share and the individual’s performance in achieving certain quarterly goals.

The following table sets forth cash payments earned by our Named Executive Officers under the KEBP and the PPSP in respect of the fourth fiscal quarter and fiscal year ended December 28, 2008:

Named Executive Officer	Q408 KEBP Bonus	2008 KEBP Annual Bonus	Q408 PPSP Bonus	Total Payout
T. J. Rodgers	$0	$0	$0	$0
Brad W. Buss	$0	$0	$0	$0
Paul D. Keswick	$0	$0	$0	$0
Christopher Seams	$0	$0	$0	$0
Norman P. Taffe	$0	$0	$0	$0

b. No Salary Increase, Pay Cut

On February 20, 2009, the Committee approved management’s recommendation that there would be no salary increases for any of the Company’s executive officers for fiscal year 2009. This would be the second consecutive year that the Committee has approved management’s recommendation that there should be no changes to annual base salary for executive officers.

On February 24, 2009, the Company announced a world-wide (subject to local legal restrictions) base salary reduction plan to be effective at the beginning of the Company’s second fiscal quarter of 2009. All applicable employees, including executive officers, will be subject to a reduction in base salary based on a sliding scale. In connection with this plan, executive officers will have their base salary reduced by a scale between 9% and 11%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: February 26, 2009	By:	/s/ Brad W. Buss
Brad W. Buss
Chief Financial Officer, Executive Vice President, Finance and Administration